As filed with the Securities and Exchange Commission on August 7, 1998

                                                 Registration Statement No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          TOMPKINS COUNTY TRUSTCO, INC.
               (Exact name of Company as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   161482357-8
                        (IRS Employer Identification No.)

                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                    (Address of principal executive offices)

                       INVESTMENT AND STOCK OWNERSHIP PLAN
                             1992 STOCK OPTION PLAN
               1996 STOCK RETAINER PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

                                 Richard D. Farr
                            Senior Vice President and
                             Chief Financial Officer
                          Tompkins County Trustco, Inc.
                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                                 (607) 273-3210
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                 with a copy to:
                              Edward C. Hooks, Esq.
                           Harris Beach & Wilcox, LLP
                             119 East Seneca Street
                             Ithaca, New York 14850
                                 (607) 273-6444


================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed        Proposed
Title of                          Maximum         Maximum
Securities      Amount            Offering        Aggregate       Amount of
to be           to be             Price per       Offering        Registration
Registered      Registered(1)     Share(2)        Price(2)        Fee(2)
--------------------------------------------------------------------------------
Common
Stock           192,000           $39.75          $7,632,000      $2,252
================================================================================

(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457 (c), calculated on the basis of the average of the high and low sales prices of the Common Stock reported on the American Stock Exchange, Inc. on August 3, 1998.


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


                   REGISTRATION OF ADDITIONAL SECURITIES UNDER
                 REGISTRATION STATEMENT NO. 333-146 ON FORM S-8

         The Registrant hereby registers additional shares of Common Stock under its Registration Statement on Form S-8 (No. 333-146), which was filed with the Securities and Exchange Commission on January 11, 1996 (the "Original Registration Statement"). The contents of the Original Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York on July 31, 1998.


                                   By: /s/ JAMES J. BYRNES
                                       ------------------------------------
                                           James J. Byrnes
                                           Chairman of the Board, President
                                           and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints James J. Byrnes, Donald S. Stewart and Richard D. Farr, each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Tompkins County Trustco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the date indicated.


Signature                                  Capacity                        Date
---------                                  --------                        ----
/s/ JAMES J. BYRNES                 Chairman of the Board,             July 31, 1998
-----------------------             President and Chief Executive
James J. Byrnes                     Officer

/s/ RICHARD D. FARR                 Senior Vice President and          July 31, 1998
-----------------------             Chief Financial Officer
Richard D. Farr

-----------------------             Director                           July __, 1998
John E. Alexander


/s/ REEDER D. GATES                 Director                           July 31, 1998
-----------------------
Reeder D. Gates

-----------------------             Director                           July __, 1998
William W. Griswold

/s/ CARL E. HAYNES                  Director                           July 31, 1998
-----------------------
Carl E. Haynes

Signature                                  Capacity                        Date
---------                                  --------                        ----

-----------------------             Director                           July __, 1998
Edward C. Hooks

/s/ ROBERT T. HORN, JR.             Director                           July 31, 1998
-----------------------
Robert T. Horn, Jr.

/s/ BONNIE H. HOWELL                Director                           July 31, 1998
-----------------------
Bonnie H. Howell

/s/ LUCINDA A. NOBLE                Director                           July 31, 1998
-----------------------
Lucinda A. Noble

-----------------------             Director                           July __, 1998
Hunter R. Rawlings, III

/s/ FRANK H.T. RHODES               Director                           July 31, 1998
-----------------------
Frank H.T. Rhodes

/s/ THOMAS R. SALM                  Director                           July 31, 1998
-----------------------
Thomas R. Salm

/s/ MICHAEL D. SHAY                 Director                           July 31, 1998
-----------------------
Michael D. Shay


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


                                  EXHIBIT INDEX

Exhibit
Number                       Title Of Exhibit                           Page
-------                      ----------------                           ----
5.                Opinion of Harris Beach & Wilcox, LLP

23.1.             Consent of KPMG Peat Marwick LLP

23.2. Consent of Harris Beach & Wilcox, LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

24. Powers of Attorney (included in Part II of this Registration Statement under the caption "Signatures")


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